Exhibit 1.1

SRC Energy Inc.

35,000,000 Shares of Common Stock, par value $0.001 per share

UNDERWRITING AGREEMENT

November 9, 2017

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC,

As Representatives of the Several Underwriters listed on Schedule A hereto,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs:

1.  Introductory.  SRC Energy Inc., a Colorado corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 35,000,000 shares (“Firm Securities”) of its common stock, par value $0.001 per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 5,250,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

The Company has entered into a Purchase and Sale Agreement (the “Acquisition Agreement”) dated as of November 7, 2017 with Noble Energy, Inc. and one of its subsidiaries (collectively, the “Seller”) to purchase certain assets of the Seller, as described in the General Disclosure Package (as defined below).  The term “Acquisition” as used herein shall refer to the transactions contemplated by the Acquisition Agreement.

2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-206876), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:20 am (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NYSE American, LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus in accordance with Rule 430B only upon filing that form of prospectus (including a prospectus supplement) with the Commission pursuant to Rule 424(b).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)  Automatic Shelf Registration Statement.  (i)  Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)    Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii)   Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness.  The Company will use its reasonable best efforts to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)  Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)   Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)   General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated November 8, 2017, including, the base prospectus, dated September 11, 2015 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include, when considered together with any Statutory Prospectus and any other Issuer Free Writing Prospectus (with respect to each, as issued up to such time), an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)   Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which such qualification is required, except for each jurisdiction where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, management, condition (financial or otherwise), stockholders’ equity, results of operations or prospects of the Company or its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(h)   Subsidiaries.  The Company does not own or control, directly or indirectly, any corporation, association or other entity and has no subsidiaries other than those set forth on Schedule C hereto. Each subsidiary of the Company has been duly formed and is existing and in good standing under the laws of the jurisdiction of its formation, with organizational power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except for each jurisdiction where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding ownership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than liens under the Credit Agreement (as defined below).

(i)    Listing.  The Company has provided advance notice of the offering to the NYSE and, prior to the first Closing Date, will have submitted a supplemental listing application to the NYSE covering the Firm Securities and Optional Securities.

(j)    Offered Securities.  The Offered Securities have been duly authorized and, when issued and delivered and paid for in accordance with this Agreement on each Closing Date, will be duly and validly issued, and will be fully paid and nonassessable.  The Offered Securities will conform to the information in the General Disclosure Package and to the descriptions thereof in the Final Prospectus.  The issuance of the Offered Securities is not, and will not be, subject to any preemptive or similar rights.

(k)   Capitalization.  The authorized capital stock of the Company and the issued and outstanding capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus (as of the date shown therein).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or similar rights of any security holder of the Company granted under the Company’s articles of incorporation, the Colorado Business Corporation Act or any agreement or other instrument to which the Company is a party or by which it is bound. The capital stock of the Company conforms in all material respects to the description contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company Stock Plans (as defined below) and the awards granted thereunder contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans and awards.

(l)    Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE American, LLC (the “NYSE”) and any other exchange on which Company securities are traded in each case in all material respects, and (iv) each such grant was properly accounted for in all material respects in accordance with generally accepted accounting principles in the United States of America (“GAAP”) in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and for any awards made under the Company Stock Plans following the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and not required to be so disclosed, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any equity interests of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(m)  No Finder’s Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(n)   Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(o)   Reserved.

(p)   Absence of Further Requirements.  No consent, approval, authorization, order, license, registration, filing or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Securities, and the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required under the applicable state securities laws in connection with the offering and sale of the Offered Securities or as may be required to list the Offered Securities on the NYSE.

(q)   Title to Real and Personal Property.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or such as in the aggregate does not now cause or will in the future cause a Material Adverse Effect, the Company and its subsidiaries have title to their respective properties as follows: (i) with respect to oil and gas properties underlying the Company’s estimates of its and its subsidiaries net proved oil and natural gas reserves contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, such title is legal, good and defensible title in conformity with customary industry standards, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, except for liens, security interests, pledges, charges, encumbrances, mortgages and restrictions under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable or other unmatured obligations and are of a scope and nature customary for the oil and gas industry or arise in connection with drilling and production operations, and (ii) with respect to real and personal property other than that appurtenant to oil and gas interests, such title is free and clear of all material liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, except, in the case of clauses (i) or (ii), for any such liens, security interests, pledges, charges and encumberances granted pursuant to the Amended and Restated Credit Agreement, dated as of November 28, 2012 (the “Credit Agreement”), by and among the Company, Suntrust Bank, as administrative agent and the lenders party thereto, as amended. No real property owned, leased, licensed, or used by the Company or any of its subsidiaries lies in an area that is, or to the knowledge of the Company will be, subject to restrictions that would prohibit the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any of its subsidiaries as presently conducted or as the Registration Statement, the General Disclosure Package and the Final Prospectus indicates the Company contemplates conducting, except as may be properly described in the Registration Statement, the General Disclosure Package and the Final Prospectus or such as in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

(r)    Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement or the Registration Statement, the General Disclosure Package and the Final Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its articles or bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)    Authorization of Agreement.  The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(u)   Valid Execution and Delivery of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(v)   Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of its respective assets and to conduct the business as now operated by it, except where the failure to have obtained the same would not have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal operators, contractors, suppliers or customers, except as would not have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of the subsidiaries plans to terminate employment with the Company or such subsidiary, as relevant.

(x)   Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as now operated by it, except where the failure to own or possess, or have the ability to acquire on reasonable terms, such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice, and is not otherwise aware, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if determined adversely to the Company or its subsidiaries, singly or in the aggregate, would have a Material Adverse Effect.

(y)   Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes at,

upon, to, through or from any of the property now or previously owned, leased or operated by the Company, any of its subsidiaries or any of their respective predecessors in interest, except that would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any of its subsidiaries or into the environment surrounding such property of any hazardous substances or hazardous wastes, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.  Neither the Company nor any of its subsidiaries is in violation of any statute, applicable law (including common law), ordinance, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns, leases or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a liability or claim.

(z)   Insurance.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and their respective properties are insured by insurers or are self-insured against such losses and risks and in such amounts as the Company believes are adequate for the conduct of its business and as the Company believes are customary for the business in which it is engaged in all material respects; all such policies of insurance insuring the Company, its subsidiaries and their respective properties are in full force and effect, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(aa) Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock” and “Material United States Federal Income Tax Considerations to Non-U.S. Holders”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(bb) Absence of Manipulation.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that has constituted or could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Offered Securities.

(cc) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the

Registration Statement, the General Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) Statistical and Market-Related Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ee) Independent Accountants.  Deloitte & Touche LLP and EKS&H LLP, who have each certified certain financial statements of the Company and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ff)  Internal Controls.  The Company and its subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (i) are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer or persons performing similar functions; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the General Disclosure Package; (iii) are effective in all material respects to perform the functions for which they were established. The Company and its subsidiaries also maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents in all material respects the information called for and are prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. There has been no (i) significant deficiency or material weakness in the Company’s design or operation of internal controls over financial reporting required to be disclosed that was not so disclosed or (ii) fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been no change in any of the Company’s or any of its Subsidiaries’ internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Sarbanes-Oxley Act.  The Company, its subsidiaries and each of their respective directors and officers are in compliance, in all material respects, with all provisions now applicable to it of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(hh) Legal Proceedings.  There are no pending actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, or, to the knowledge of the Company, threatened, against or affecting the Company, its subsidiaries or any of their respective properties, which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not so disclosed, or that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)   Financial Statements; Change in Fiscal Year.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP; and the assumptions used in preparing the pro forma financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding the Company’s change in its fiscal and tax year-end to December 31 from August 31 are true and correct in all material respects.

(jj)   No Material Adverse Change in Business. Since the date of the most recent audited financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, and except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has not been any change in the capital stock (other than the issuance or reacquisition of shares of Common Stock in the ordinary course of business pursuant to Company Stock Plans that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus) or awards thereunder, short-term debt or long-term debt of the Company or any of its subsidiaries (other than borrowings or repayments under the Credit Agreement in the ordinary course of business and consistent with past practice), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of capital stock (other than dividends or distributions deemed to occur upon the exercise or exchange of awards under Company Stock Plans that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus, or which represent a portion of the exercise or exchange price thereof, or made in lieu of withholding taxes in connection with any such exercise or exchange), (ii) there has not been any material adverse change, nor any development or event involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or otherwise), stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(kk) Investment Company Act.  Neither the Company nor any of its subsidiaries is and, immediately after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ll)   Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

(mm) Taxes.  The Company has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not result in a Material Adverse Effect.

(nn) Acquisition.  The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, and, to the knowledge of the Company, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Seller and the other parties thereto, enforceable in accordance with its terms, in each case except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Assuming the completion of the transactions contemplated by this Agreement, the Company expects that the Acquisition will be consummated in all material respects on the terms and by the date and as contemplated by the Acquisition Agreement and the description thereof set forth in the General Disclosure Package and the Final Prospectus.

(oo) No Unlawful Payments.  Neither the Company, its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable antibribery or anticorruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable antibribery and anticorruption laws.

(pp) Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) No Conflicts with Sanctions Laws.  Neither the Company, its subsidiaries nor any of their respective directors or officers, nor, to the knowledge of the Company, any of their respective employees, agents, affiliates or other persons associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in order (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) take any other action that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(rr)   Compliance with ERISA.  Except as would not reasonably be expected to result in a Material Adverse Effect: the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), have been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company or any of its subsidiaries, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified; the Company or any of its subsidiaries, as relevant, has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA), that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company or any of its subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not result in a Material Adverse Effect; and the Company and its subsidiaries have not incurred or could not reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Sections 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ss)  Independent Petroleum Engineers.  Ryder Scott Company, L.P. (“Ryder Scott”), which has certified the reserve information of the Company and its subsidiaries, has represented to the Company that it is, and to the knowledge of the Company is, an independent petroleum engineering firm in accordance with guidelines established by the Commission.

(tt)   Reserve Report Data.  The oil and gas reserve estimates of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus have been prepared or audited by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its subsidiaries as of the dates indicated. Other than production of the reserves in the ordinary course of business, intervening product price fluctuations and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would have a Material Adverse Effect on the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.76 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, at 10:00 A.M., New York time, on November 13, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities, for the purpose of covering over-allotments made in connection with the offering of the Firm Securities, at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Davis Polk & Wardwell LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)   Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)   Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; provided that this shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act or any similar rule; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, (iv) the initiation of any proceeding for such purpose or pursuant to Section 8A under the Securities Act, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.  Notwithstanding the foregoing, clauses (i) and (ii) shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act or any similar rule.

(c)   Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package (at any time before the Final Prospectus is available) or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the General Disclosure Package or the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)   Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)   Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)    Blue Sky Qualifications.  The Company will use commercially reasonable efforts to facilitate the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(g)   Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives and as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)   Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designates and the preparation and printing of memoranda relating thereto), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NYSE and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)    Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package or Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)   Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, any stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)   Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than on Form S-8), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) offer and sale of the Offered Securities hereunder, and (B) grants of awards pursuant to the terms of Company Stock Plans that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and issuances of Lock-Up Securities pursuant to such awards.  The initial Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that the Representatives consent to in writing.

6.  Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, whether or not required to be filed with the Commission, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” if such Issuer Free Writing Prospectus or “free writing prospectus” would be required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein on the date hereof and as of the Closing Date (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letters.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date and addressed to the Underwriters, of each of Deloitte & Touche LLP and EKS&H LLP in form and substance satisfactory to the Underwriters, in each case confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” with respect to the financial statements of the Company and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in such letters hereto shall be a date no more than three days prior to such Closing Date).

(b) Reserve Report Confirmation Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date and addressed to the Underwriters, of Ryder Scott Company, L.P., in form and substance satisfactory to the Underwriters, containing statements and information with respect to the estimated oil and gas reserves of the Company.

(c)  Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(d)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the business, properties, management, condition (financial or otherwise), stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)  Opinion of Counsel for Company.  The Representatives shall have received an opinion, dated such Closing Date and addressed to the Underwriters, of Davis Graham & Stubbs LLP, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto.

(f)  Opinion of Counsel for Underwriters.  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date and addressed to the Underwriters, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or otherwise), stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(h) Lock-Up Agreements.  The Representatives shall have received from each director and officer listed in Schedule D hereto, a fully executed “lock-up” agreement, each substantially in the form of Exhibit B hereto, and each such agreement shall be in full force and effect as of such Closing Date.

(i) Listing.  The Offered Securities shall have received approval for listing on the NYSE.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession language appearing in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” and the information contained in the fourteenth paragraph and the first sentence of the fifteenth paragraph under the caption “Underwriting (Conflicts of Interest).”

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, the fees and expenses of the indemnified party’s counsel shall be at the expense of such indemnified party unless (w) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (x) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (y) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (z) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, Indemnified Party, the Company or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and in any event the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities

(USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: Equity Syndicate Desk or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at SRC Energy Inc., 1675 Broadway, Suite 2600, Denver, Colorado 80202, Attention: Cathleen M. Osborn; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           No Other Relationship.  The Representatives and the Underwriters have been retained solely to act as a representative of the Underwriters and an underwriter, respectively, in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any of the Representatives or the Underwriters have advised or is advising the Company on other matters;

(b)           Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company has been advised that each Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Representative and Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives and the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.  Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.  Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.  Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SRC ENERGY INC.

By:	/s/ James P. Henderson
Name: James P. Henderson
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ricardo Concha
Name: Ricardo Concha
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Carly Roddy
Name: Carly Roddy
Title: Vice President

Acting on behalf of themselves and as the Representatives of the several Underwriters listed on Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	12,075,000
J.P. Morgan Securities LLC	9,712,500
Citigroup Global Markets Inc.	1,575,000
SunTrust Robinson Humphrey, Inc.	1,575,000
KeyBanc Capital Markets Inc.	875,000
BMO Capital Markets Corp.	787,500
Capital One Securities, Inc.	787,500
Deutsche Bank Securities Inc.	787,500
Johnson Rice & Company L.L.C.	787,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	787,500
Raymond James & Associates, Inc.	787,500
Scotia Capital (USA) Inc.	787,500
Wells Fargo Securities, LLC.	787,500
Robert W. Baird & Co. Incorporated	525,000
Simmons & Company International	525,000
Stephens Inc.	525,000
Stifel, Nicolaus & Company, Incorporated	525,000
Imperial Capital, LLC	262,500
Seaport Global Securities LLC	262,500
Tuohy Brothers Investment Research, Inc.	262,500
Total	35,000,000